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                                                               EXHIBIT (11)(i)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A (1933 Act File No. 2-22019) of Eaton Vance Growth Trust on behalf of Eaton Vance Worldwide Health Sciences Fund of our report dated October 3, 1997, relating to Worldwide Health Sciences Portfolio appearing in the Statement of Additional Information which is part of such Registration Statement.

    We also consent to the reference to our Firm under the caption "Independent Certified Public Accountants" in the Statement of Additional
Information of the Registration Statement.

                                     /s/ COOPERS & LYBRAND CHARTERED ACCOUNTANTS
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                                         COOPERS & LYBRAND CHARTERED ACCOUNTANTS
December 17, 1997
Toronto, Canada